UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Exclusive License, Development and Commercialization Agreement

On September 22, 2016, the Company entered into an exclusive license, development and commercialization agreement (the “Exclusive License Agreement”) with Eli Lilly and Company (“Lilly”) pursuant to which the Company received exclusive, global rights to develop and commercialize LY3130481, now designated as CERC-611, a potent and selective Transmembrane AMPA Receptor Regulatory Proteins (“TARP”)-γ8-dependent AMPA receptor antagonist.

The Company’s rights under the Exclusive License Agreement are exclusive (even as to Lilly) for the term of the Exclusive License Agreement, with the right to grant sublicenses through multiple tiers. Lilly retains rights for internal, non-clinical research purposes. The Company is obligated under the Exclusive License Agreement to use commercially reasonable efforts to develop and commercialize CERC-611 at its expense. If Lilly obtains a license for any future patent rights or know-how necessary for the development, commercialization or manufacture under the Exclusive License Agreement, the Company has the right, but not the obligation, to consent to include such patent rights or know-how, as well as the right to terminate any such license in the Company’s discretion.

The terms of the Exclusive License Agreement provide for an upfront payment of $2.0 million, of which $750,000 is due within 30 days of the effective date of the Exclusive License Agreement, and the remaining balance of $1.25 million is due after the first subject is dosed with CERC-611 in a multiple ascending dose study. The terms of the Exclusive License Agreement also require that the Company make one-time development, commercialization and sales milestone payments to Lilly of up to $67.5 million. When and if commercial sales of CERC-611 begin, the Company will be obligated to pay Lilly a royalty in the mid-single digits to low double digits based on net sales.

The Exclusive License Agreement also includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, each of the Company and Lilly has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. Unless terminated earlier, the Exclusive License Agreement will remain in effect, on a country-by-country basis and product-by-product basis, until the parties’ royalty obligations end. Both parties have a right to terminate the Exclusive License Agreement if the other party enters bankruptcy, upon an uncured breach by the other party or if the other party challenges its patents relating to the licensed technology. The Exclusive License Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 8.01.Other Events.

The Company issued the press release attached hereto as Exhibit 99.1 regarding the license.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 26, 2016, entitled “Cerecor Announces Acquisition of TARP-γ8-AMPA Receptor Antagonist (CERC-611) from Lilly.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Uli Hacksell
Uli Hacksell
President and Chief Executive Officer

Date:   September 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 26, 2016, entitled “Cerecor Announces Acquisition of TARP-γ8-AMPA Receptor Antagonist (CERC-611) from Lilly.”